Exhibit 10.2

XENITH BANKSHARES, INC.

Stock Unit Award Agreement

THIS STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of [[GRANTDATE]], governs the Stock Unit award granted by XENITH BANKSHARES, INC., a Virginia corporation (the “Corporation”), to [[FIRSTNAME]] [[LASTNAME]] (the “Participant”), in accordance with and subject to the provisions of the Xenith Bankshares, Inc. 2012 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1. Grant of Stock Unit Award. In accordance with the Plan, and effective as of [[GRANTDATE]] (the “Date of Grant”), the Corporation granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, an award of [[SHARESGRANTED]] Stock Units (the “Stock Units”).

2. Vesting. The Participant’s interest in the Stock Units shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b) and (c) below.

(a) Continued Vesting. The Participant’s interest in the number of whole Stock Units that most nearly equals (but does not exceed) one-twelfth of the Stock Units shall become vested and nonforfeitable on the last day of the month in which the Date of Grant occurs and on the last day of the month in each of the following ten months if the Participant continues to serve as a Director from the Date of Grant until such date. The Participant’s interest in the remaining Stock Units shall become vested and nonforfeitable on the last day of the eleventh month following the month in which the Date of Grant occurs, if the Participant continues to serve as a Director from the Date of Grant until such date.

(b) Change in Control. The Participant’s interest in all of the Stock Units (if not sooner vested), shall become vested and nonforfeitable on the date of a Change in Control if the Participant continues to serve as a Director from the Date of Grant until such date.

(c) Death or Disability. The Participant’s interest in all of the Stock Units (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant’s service as a Director ends if (i) such service ends on account of the Participant’s death or because of the Participant’s Disability and (ii) the Participant continues to serve as a Director from the Date of Grant until the date such service ends on account of the Participant’s death or Disability.

Except as provided in this Section 2, any Stock Units that are not vested and nonforfeitable on or before the date that the Participant’s service to the Corporation and its Subsidiaries ends shall be forfeited on the date that such service terminates.

3. Dividend Equivalents. The grant of the Stock Units includes the right to receive dividend equivalents with respect to the number of shares of Common Stock equal to the number of Stock Units. The dividend equivalents, if any, will be accumulated (without interest) and will be settled in a single cash payment on the same date that the vested Stock Units are settled in accordance with Section 4.

4. Settlement. The vested and nonforfeitable Stock Units shall be settled by the issuance of a number of shares of Common Stock equal to the number of vested and nonforfeitable Stock Units on the earliest of (i) the date of a Change in Control, (ii) the date of the Participant’s death or (iii) two years from the grant date If settlement occurs pursuant to clause (ii) or (iii) of the preceding sentence, the shares of Common Stock may be issued within the ninety day period following the Participant’s death or two years from the grant date, as applicable. A fractional share of Common Stock will not be issued but will instead be settled with a cash payment. Dividend equivalents, if any, payable to the Participant shall be paid on the same date that the Common Stock is issued.

5. Transferability. The Stock Units cannot be transferred except by will or the laws of descent and distribution.

6. Shareholder Rights. The Participant shall not have any rights as a shareholder of the Corporation with respect to the Stock Units until shares of Common Stock are issued in settlement of the Stock Units. Upon the issuance of shares of Common Stock in settlement of the Stock Units, the Participant shall have all the rights of a shareholder of the Corporation with respect to those shares, including the right to vote the shares and to receive all dividends on the shares.

7. No Right to Continued Service. This Agreement and the grant of the Stock Units does not give the Participant any rights with respect to continued service as a Director. This Agreement and the grant of the Stock Units shall not interfere with the right of the Corporation or a Subsidiary to terminate the Participant’s service as a Director.

8. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Virginia except to the extent that Virginia law would require the application of the laws of another state.

9. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

10. Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

11. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and the Participant’s successors in interest and the Corporation and any successors of the Corporation.

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IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the date first set forth above.

[[FIRSTNAME]] [[LASTNAME]]

XENITH BANKSHARES, INC.

By:

Title: